                                                                    EXHIBIT 99.5






             SUBSCRIPTION, JOINT DEVELOPMENT AND OPERATING AGREEMENT




                        ELAN PHARMA INTERNATIONAL LIMITED


                        ELAN INTERNATIONAL SERVICES, LTD.


                                       AND


                            ATRIX LABORATORIES, INC.



                                       AND


                              ATRIX NEWCO, LIMITED

                                      INDEX

CLAUSE 1    DEFINITIONS

CLAUSE 2    NEWCO'S BUSINESS

CLAUSE 3    REPRESENTATIONS AND WARRANTIES

CLAUSE 4    AUTHORIZATION AND CLOSING

CLAUSE 5    DIRECTORS; MANAGEMENT AND R&D COMMITTEES

CLAUSE 6    THE BUSINESS PLAN AND REVIEWS

CLAUSE 7    RESEARCH AND DEVELOPMENT

CLAUSE 8    COMMERCIALIZATION

CLAUSE 9    OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS

CLAUSE 10   INTELLECTUAL PROPERTY RIGHTS

CLAUSE 11   CROSS LICENSING/EXPLOITATION OF PRODUCTS OUTSIDE FIELD

CLAUSE 12   REGULATORY

CLAUSE 13   MANUFACTURING

CLAUSE 14   TECHNICAL SERVICES AND ASSISTANCE

CLAUSE 15   AUDITORS, BANKERS,
                        ACCOUNTING REFERENCE DATE; SECRETARY

CLAUSE 16   TRANSFER OF SHARES; RIGHTS OF FIRST OFFER; TAG ALONG RIGHTS

CLAUSE 17   MATTERS REQUIRING STOCKHOLDERS' APPROVAL

CLAUSE 18   DISPUTES

CLAUSE 19   TERMINATION

CLAUSE 20   SHARE RIGHTS

CLAUSE 21   CONFIDENTIALITY

CLAUSE 22   COSTS

CLAUSE 23   GENERAL

THIS SUBSCRIPTION, JOINT DEVELOPMENT AND OPERATING AGREEMENT made this 18 day of July, 2000

BETWEEN:

(1) ELAN PHARMA INTERNATIONAL LIMITED, a private limited company incorporated under the laws of Ireland, and having its registered office at WIL House, Shannon Business Park, Shannon, County Clare, Ireland ("EPIL");

(2) ELAN INTERNATIONAL SERVICES, LTD., a Bermuda exempted limited liability company incorporated under the laws of Bermuda, and having its registered office at Clarendon House, 2 Church St., Hamilton, Bermuda ("EIS");

(3) ATRIX LABORATORIES, INC., a corporation duly incorporated and validly existing under the laws of State of Delaware and having its principal place of business at 2579 Midpoint Drive, Fort Collins, CO 80525-4417, United States of America.

(4) ATRIX NEWCO, LIMITED a Bermuda exempted limited liability company incorporated under the laws of Bermuda, and having its registered office at Clarendon House, 2 Church St., Hamilton, Bermuda ("NEWCO").

                                    RECITALS:

A. Newco desires to issue and sell to the Stockholders (as defined below), and the Stockholders desire to purchase from Newco, for aggregate consideration of $15,000,000, apportioned between them as set forth herein, (i) 6,000 ordinary shares of Newco's common stock, par value $1.00 per share (the "COMMON STOCK"), allocated to Atrix, and (ii) 6,000 shares of Newco's preferred stock, par value $1.00 per share (the "PREFERRED STOCK"), allocated 3,612 Shares to Atrix and 2,388 Shares to EIS.

B. As of the Closing Date, EPIL, has entered into a license agreement with Newco, and Atrix has entered into a license agreement with Newco, in connection with the license to Newco of the Elan Intellectual Property and the Atrix Intellectual Property, respectively (each as defined below).

C. Elan and Atrix have agreed to co-operate in the research, development and commercialization of the Products (as defined below) based on their respective technologies.

D. Elan and Atrix have agreed to enter into this Agreement for the purpose of recording the terms and conditions regulating their relationship with each other, with respect to the Licensed Technologies and with Newco.

NOW IT IS HEREBY AGREED AS FOLLOWS:

                                    CLAUSE 1

                                   DEFINITIONS

1.1 In this Agreement, the following terms shall, where not inconsistent with the context, have the following meanings respectively.

         "AFFILIATE" of any Person (in the case of a legal entity) shall mean any other Person controlling, controlled or under the common control of such first Person, as the case may be. For the purposes of this definition, "control" shall mean direct or indirect ownership of fifty percent (50%) or more of the stock or shares entitled to vote for the election of directors and "controlling" and "controlled" shall be construed accordingly. Newco is not an Affiliate of Elan or EIS.

         "AGREEMENT" shall mean this agreement (which expression shall be deemed to include the Recitals and the Schedules hereto).

         "ATRIGEL(R)TECHNOLOGY" shall mean Atrix's proprietary [**].

         "ATRIX DIRECTORS" has the meaning set forth in Clause 5.

         "ATRIX IMPROVEMENTS" has the meaning assigned thereto in the Atrix License Agreement.

         "ATRIX INTELLECTUAL PROPERTY" has the meaning assigned thereto in the Atrix License Agreement.

         "ATRIX KNOW-HOW" has the meaning assigned thereto in the Atrix License Agreement.

         "ATRIX LICENSE AGREEMENT" shall mean the license agreement between Atrix and Newco, of even date herewith, attached hereto in Schedule 2.

         "ATRIX PATENTS" has the meaning assigned thereto in the Atrix License Agreement.

         "ATRIX SECURITIES PURCHASE AGREEMENT" shall mean that certain Securities Purchase Agreement, of even date herewith, by and between Atrix and EIS.

         "BEMA(TM)TECHNOLOGY" shall mean Atrix's proprietary [**]

         "BOARD" shall mean the board of directors of Newco.

         "BUSINESS" shall mean the business specified in the Business Plan.

         "BUSINESS PLAN" shall mean the business plan and program of development to be agreed by Elan and Atrix pursuant to Clause 6, with respect to the research, development, and commercialization of the Products that shall contain, among other things, to the extent practicable, the research and development objectives, desired Product specifications, clinical indications, preliminary clinical trial designs (Phase I/II), development timelines, budgeted costs and the relative responsibilities of Atrix and Elan as it relates to the implementation of the R&D Plan.

         "CERTIFICATE OF DESIGNATIONS" shall mean that certain certificate of designations, preferences and rights of Series A Preferred Stock of Atrix issued on the Closing Date.

         "CLOSING DATE" shall mean the date upon which the Definitive Documents are executed and delivered by the Parties and the transactions effected thereby are closed.

         "COMMON STOCK EQUIVALENTS" shall mean any options, warrants, rights or any other securities convertible, exercisable or exchangeable, in whole or in part, for or into Common Stock.

         "COMPOUNDS" shall mean the compounds, up to a maximum of three, which shall be nominated and approved by the Management Committee in accordance with Clause 2 of this Agreement.

         "CONVERTIBLE NOTE" shall mean that certain convertible promissory note, of even date herewith, by and between Atrix and EIS.

         "DEFINITIVE DOCUMENTS" shall mean this Agreement, the Elan License Agreement, the Atrix License Agreement, the Convertible Note, the Atrix Securities Purchase Agreement, the Registration Rights Agreements, the Certificate of Designations and associated documentation of even date herewith, by and between Atrix, Elan, EIS and Newco, as applicable.

         "DIRECTORS" shall mean, at any time, the directors of Newco.

         "EIS DIRECTOR" has the meaning set forth in Clause 5.

         "ELAN" shall mean EPIL and Affiliates and subsidiaries of Elan Corporation, plc. within the division of Elan Corporation, plc. carrying on business as Elan

         Pharmaceutical Technologies but shall not include The Liposome Company, Inc. and its subsidiaries, Axogen Limited and Neuralab Limited and Affiliates and subsidiaries (present or future) of Elan Corporation plc. within the division of Elan Pharmaceuticals which incorporates, inter alia, EPIL (to the extent that EPIL is the owner of patents, know-how or other intellectual property or technology invented and/or developed within the division of Elan Corporation, plc carrying on business as Elan Pharmaceuticals), Athena Neurosciences, Inc., Elan Pharmaceuticals, Inc. and Elan Europe Limited.

         "ELAN IMPROVEMENTS" has the meaning assigned thereto in the Elan License Agreement.

         "ELAN INTELLECTUAL PROPERTY" has the meaning assigned thereto in the Elan License Agreement.

         "ELAN KNOW-HOW" has the meaning assigned thereto in the Elan License Agreement.

         "ELAN LICENSE AGREEMENT" shall mean the license agreement between Elan and Newco, of even date herewith, attached hereto in Schedule 1.

         "ELAN PATENT RIGHTS" shall mean has the meaning assigned thereto in the Elan License Agreement.

         "ENCUMBRANCE" shall mean any liens, charges, encumbrances, equities, claims, options, proxies, pledges, security interests, or other similar rights of any nature.

         "EXCHANGE RIGHT" has the meaning assigned to such term in the Certificate of Designations in effect on the Closing Date.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "FDA" shall mean the United States Food and Drug Administration or any other successor agency in the USA.

         "FIELD" shall mean the administration of the Products for pain management or oncology indications.

         "FINANCIAL YEAR" shall mean each year commencing on January 1 (or in the case of the first Financial Year, the Closing Date) and expiring on December 31 of each year.

         "FULLY DILUTED COMMON STOCK" shall mean all of the issued and outstanding Common Stock, assuming the conversion, exercise or exchange of all outstanding Common Stock Equivalents.

         "LICENSE AGREEMENTS" shall mean the Elan License Agreement and the Atrix License Agreement.

         "LICENSED TECHNOLOGIES" shall mean, collectively, the Elan Intellectual Property and the Atrix Intellectual Property.

         "NEWCO INTELLECTUAL PROPERTY" shall mean all rights to patents, know-how and other intellectual property arising during and as a direct result of the conduct of the Project by any person, including any technology acquired by Newco from a third party, that does not constitute either Elan Intellectual Property or Atrix Intellectual Property. For the avoidance of doubt, patents, know-how and other intellectual property, including all pre-clinical and clinical trial, on the Products, and all correspondence with and submissions to government agencies for marketing or other regulatory approval of the Products shall be deemed Newco Intellectual Property.

         "NEWCO BYE-LAWS" shall mean the Memorandum of Association and Bye-Laws of Newco.

         "PARTICIPANT" shall mean Atrix or Elan, as the case may be, and "PARTICIPANTS" shall mean both of the Participants together;

         "PARTY" shall mean Elan, Atrix, or Newco, as the case may be, and "PARTIES" shall mean all such parties together;

         "PERSON" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental entity or authority or other entity of whatever nature.

         "PERMITTED TRANSFEREE" shall mean any Affiliate or subsidiary of Elan, EIS or Atrix, to whom this Agreement may be assigned, in whole or in part, pursuant to the terms hereof or in the case of Elan, EPIL, EIS, a special purpose financing entity created by Elan or EIS.

         "PRODUCTS" shall mean formulations of the Compounds utilizing, in no particular order, (i) the Atrigel(R) Technology or BEMA(TM) Technology,
         (ii) the NanoCrystal(TM) Technology and the BEMA(TM) Technology, or
         (iii) the NanoCrystal(TM) Technology and the Atrigel(R) Technology, as developed by or on behalf of Newco pursuant to the Project.

         "PROJECT" shall mean all activities as undertaken by Elan, Atrix and Newco in order to develop the Products.

         "REGISTRATION RIGHTS AGREEMENTS" shall mean the Registration Rights Agreements of even date herewith relating to Newco and Atrix, respectively.

         "REGULATORY APPLICATION" shall mean any regulatory application or any other application for marketing approval for a Product, which Newco will file in any country of the Territory, including any supplements or amendments thereto.

         "REGULATORY APPROVAL" shall mean the final approval to market a Product in any country of the Territory, and any other approval which is required to launch the Product in the normal course of business.

         "RESEARCH AND DEVELOPMENT TERM" shall mean the period of [**] months immediately following the Closing Date.

         "RHA" shall mean any relevant government health authority (or successor agency thereof) in any country of the Territory whose approval is necessary to market a Product in the relevant country of the Territory.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SHARES" shall mean the shares of Common Stock and shares of Preferred Stock of Newco.

         "STOCKHOLDER" shall mean any of EIS, Atrix, any Permitted Transferee or any other Person who subsequently becomes bound by this Agreement as a holder of the Shares, and "STOCKHOLDERS" shall mean all of the Stockholders together.

         "TECHNOLOGICAL COMPETITOR OF ELAN" has the meaning assigned thereto in the Elan License Agreement.

         "TERM" shall mean the term of this Agreement.

         "TERRITORY" shall mean all of the countries of the world.

         "UNITED STATES DOLLAR" and "US$" and "$" shall mean the lawful currency of the United States of America.

         "USA" shall mean the United States of America.

1.2 In addition, the following definitions have the meanings in the Clauses corresponding thereto, as set forth below.

         DEFINITION                                       CLAUSE

         "AAA"                                            18.4
         "Buyout Option"                                  19.3
         "Closing"                                         4.3
         "Common Stock"                                Recital
         "Confidential Information"                       21.1

         "Co-sale Notice"                                 16.4
         "Expert"                                         18.4
         "Management Committee"                          5.2.1
         "Notice of Exercise"                             16.3
         "Notice of Intention"                            16.3
         "Offered Shares"                                 16.3
         "Offer Price"                                    16.3
         "Preferred Stock"                             Recital
         "Proposing Participant"                          19.3
         "Proposing Participant Price:                    19.5
         "Purchase Price"                                 19.5
         "R&D Committee"                                 5.2.3
         "Recipient Participant"                          19.3
         "Recipient Participant Price"                    19.5
         "Remaining Stockholders"                         16.4
         "Relevant Event"                                 19.2
         "Selling Stockholder"                            16.3
         "Tag-Along Right"                                16.4
         "Transaction Proposal"                           16.3
         "Transfer"                                       16.1
         "Transferee Terms"                               16.4
         "Transferring Stockholder"                       16.4

1.3      Words importing the singular shall include the plural and vice versa.

1.4 Unless the context otherwise requires, reference to a recital, article, paragraph, provision, clause or schedule is to a recital, article, paragraph, provision, clause or schedule of or to this Agreement.

1.5 Reference to a statute or statutory provision includes a reference to it as from time to time amended, extended or re-enacted.

1.6 The headings in this Agreement are inserted for convenience only and do not affect its construction.

1.7 Unless the context or subject otherwise requires, references to words in one gender include references to the other genders.

1.8 Capitalized terms used but not defined herein shall have the meanings ascribed in the Definitive Documents, if defined therein.

                                    CLAUSE 2

                                    BUSINESS

2.1 The primary objective of the Agreement is to regulate the business of the development, testing, registration, manufacture, commercialization and licensing of Products in the Territory and to achieve the other objectives set out in this Agreement. The focus of the Business will be to develop the Products in the Field using the Elan Intellectual Property, the Atrix Intellectual Property and the Newco Intellectual Property to agreed-upon specifications and timelines.

2.2 The central management and control of Newco shall be exercised in Bermuda and shall be vested in the Directors and such Persons as they may delegate the exercise of their powers in accordance with the Newco Bye-Laws. The Stockholders agree to conduct the Business in such a manner as to ensure that Newco is liable to taxation in Bermuda and not in any other jurisdiction. The Participants shall use their best endeavours to ensure the sole residence of Newco in Bermuda, all meetings of the Directors are held in Bermuda or other jurisdictions outside the United States and generally to ensure that Newco is treated as resident for taxation purposes in Bermuda.

2.3 The focus of the Agreement will be to develop three Products using, in no particular order, (i) the Atrigel(R) Technology or BEMA(TM) Technology, (ii) the BEMA(TM) Technology and the NanoCrystal(TM) Technology, or (iii) the Atrigel(R) Technology and the NanoCrystal(TM) Technology, all to agreed upon specifications and timelines. Subject to the provisions of Clause 8, Newco shall be responsible for determining the subsequent commercialization strategy to allow the Products to be marketed in the Territory.

2.4 Within 60 days of the Effective Date or such period as may be agreed by the Parties in writing, the Management Committee shall, by unanimous agreement, nominate and agree upon up to a maximum of three Compounds which should be developed by Newco. The Management Committee shall have regard to the following criteria in agreeing upon Compounds for development by Newco:-

         2.4.1 market potential of the Compounds, as estimated by the Management Committee;

         2.4.2 development cost of the Compounds, as estimated by the Management Committee; and

         2.4.3 results of intellectual property due diligence primarily focused on determining whether there are any third party intellectual property issues which might impact the development and marketing of any of the Compounds in the Territory.

2.5 The selection of the Compounds shall be subject to, inter alia, the then existing contractual arrangements of Elan and Atrix and such discussions as Elan or Atrix are having with one or more third parties at the time of such selection. Nothing in this Clause 2 shall restrict the ability of Elan or Atrix to pursue discussions or enter into agreements with one or more third parties so long as mutual agreement has not been reached regarding the Compounds.

2.6 Should any of the Compounds fail to meet agreed specifications or the results of the review under Clause 2.4 or reveal third party intellectual property issues which might materially impact the development and marketing of a Product, the Management Committee shall terminate the portion of the Project that relates to such Compound(s) and shall review in good faith the nomination by Newco of additional Compound(s). In such case, the Parties shall negotiate in good faith such amendments as are required to the Definitive Documents, such as amending the provisions regulating non-competition.

                                    CLAUSE 3

                         REPRESENTATIONS AND WARRANTIES

3.1 REPRESENTATIONS AND WARRANTIES OF NEWCO: Newco hereby represents and warrants to each of the Stockholders as follows, as of the Closing
         Date:

         3.1.1 ORGANIZATION: Newco is an exempted company duly organized, validly existing and in good standing under the laws of Bermuda, and has all the requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted.

         3.1.2 CAPITALIZATION: As of the Closing Date, the authorized capital stock of Newco consists of 6,000 shares of Common Stock and 6,000 shares of Preferred Stock. Prior to the Closing Date, no shares of capital stock of Newco have been issued.

         3.1.3 AUTHORIZATION: The execution, delivery and performance by Newco of this Agreement, including the issuance of the Shares, have been duly authorized by all requisite corporate actions; this Agreement has been duly executed and delivered by Newco and is the valid and binding obligation of Newco, enforceable against it in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally, and except as enforcement of rights to indemnity and contribution hereunder may be limited by United States federal or state securities laws or principles of public policy. The Shares, when issued as contemplated hereby, will be validly issued and outstanding, fully paid and non-assessable and not subject to pre-emptive or any other similar rights of the Stockholders or others.

         3.1.4 NO CONFLICTS: The execution, delivery and performance by Newco of this Agreement, the issuance, sale and delivery of the Shares, and compliance with the provisions hereof by Newco, will not:

                  (i) violate any provision of applicable law, statute, rule or regulation applicable to Newco or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to Newco or any of its properties or assets;

                  (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under its charter or organizational documents or any material contract to which Newco is a party, except where such violation, conflict or breach would not, individually or in the aggregate, have a material adverse effect on Newco; or

                  (iii) result in the creation of, any Encumbrance upon any of the properties or assets of Newco.

         3.1.5 APPROVALS: As of the Closing Date, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Person is required in connection with the execution, delivery or performance of this Agreement by Newco. Newco has full authority to conduct its business as contemplated in the Business Plan and the Definitive Documents.

         3.1.6 DISCLOSURE: This Agreement does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein not misleading. Newco is not aware of any material contingency, event or circumstance relating to its business or prospects, which could have a material adverse effect thereon, in order for the disclosure herein relating to Newco not to be misleading in any material respect.

         3.1.7 NO BUSINESS; NO LIABILITIES: Newco has not conducted any business or incurred any liabilities or obligations prior to the Closing Date, except solely in connection with its organization and formation.

3.2 REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS: Each of the Stockholders hereby severally represents and warrants to Newco as follows as of the Closing Date:

         3.2.1 ORGANIZATION: Such Stockholder is a corporation duly organized and validly existing under the laws of its jurisdiction of organization and has all the requisite corporate power and authority to own and lease its respective properties, to carry on its respective business as presently conducted and as proposed to be conducted and to carry out the transactions contemplated hereby.

         3.2.2 AUTHORITY: Such Stockholder has full legal right, power and authority to enter into this Agreement and to perform its obligations hereunder, which have been duly authorized by all requisite corporate action. This Agreement is the valid and binding obligation of such Stockholder, enforceable against it in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally, and except as enforcement of rights to indemnity and contribution hereunder may be limited by United States federal or state securities laws or principles of public policy.

         3.2.3 NO CONFLICTS: The execution, delivery and performance by such Stockholder of this Agreement, purchase of the Shares, and compliance with the provisions hereof by such Stockholder will not:

                  (i) violate any provision of applicable law, statute, rule or regulation known by and applicable to such Stockholder or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to such Stockholder or any of its properties or assets;

                  (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under the charter or organizational documents of such Stockholder or any material contract to which such Stockholder is a party, except where such violation, conflict or breach would not, individually or in the aggregate, have a material adverse effect on such Stockholder; or

                  (iii) except as contemplated by the Definitive Documents, result in the creation of, any Encumbrance upon any of the properties or assets of such Stockholder.

         3.2.4 APPROVALS: As of the Closing Date, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Person is required in connection with the execution, delivery or performance of this Agreement by such Stockholder except for filings required under the Securities Act or the Exchange Act, under the rules of NASDAQ or under the Delaware General Corporation Law.

         3.2.5 INVESTMENT REPRESENTATIONS: Such Stockholder is sophisticated in transactions of this type and capable of evaluating the merits and risks of its investment in Newco. Such Stockholder has not been formed solely for the purpose of making this investment and such Stockholder is acquiring the Common Stock and Preferred Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof. Such Stockholder understands that the Shares have not been registered under the Securities Act or applicable state and foreign securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and foreign securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Stockholders' representations as expressed herein. Such Stockholder understands that no public market now exists for any of the Shares and that there is no assurance that a public market will ever exist for such Shares.

                                    CLAUSE 4

                            AUTHORIZATION AND CLOSING

4.1 Newco has authorized the issuance to (i) EIS of 2,388 shares of Preferred Stock and (ii) Atrix of 6,000 shares of Common Stock and 3,612 shares of Preferred Stock, issuable as provided in Clause 4.4 hereof.

4.2 Atrix and EIS hereby subscribe for the number of Shares set forth in Clause 4.1 and shall pay to Newco in consideration therefore, by wire transfer of immediately available funds (to a bank account established by Newco in connection with the Closing) the subscription amounts each as provided in Clause 4.4.1.

4.3 The closing (the "CLOSING") shall take place at the offices of Brock Silverstein LLC at 800 Third Avenue, New York, New York 10022 on the Closing Date or such other places if any, as the Parties may agree and shall occur contemporaneously with the closing under the Atrix Securities Purchase Agreement.

4.4 At the Closing, each of the Stockholders shall take or (to the extent within its powers) cause to be taken the following steps at Directors and shareholder meetings of Newco, or such other meetings, as appropriate:

         4.4.1 Newco shall issue and sell to EIS, and EIS shall purchase from Newco, upon the terms and subject to the conditions set forth herein, 2,388 shares of Preferred Stock for an aggregate purchase price of $2,985,000;

                  Newco shall issue and sell to Atrix, and Atrix shall purchase from Newco, upon the terms and conditions set forth herein,
                  (i) 6,000 shares of Common Stock for an aggregate purchase price of $7,500,000 and (ii) 3,612 shares of Preferred Stock for an aggregate purchase price of $4,515,000;

         4.4.2 the Parties shall execute and deliver to each other, as applicable, certificates in respect of the Common Stock and Preferred Stock described above and any other certificates, resolutions or documents which the Parties shall reasonably require;

         4.4.3    the adoption by Newco of Newco Bye-Laws;

         4.4.4 the appointment of Kevin Insley, Brian G. Richmond, David R. Bethune, Dawn Griffiths and Stephen J. Rossiter as Directors of Newco;

         4.4.5 the resignation of all directors and the secretary of Newco holding office prior to the execution of this Agreement and delivery of written confirmation under seal by each Person so resigning that he has no claim or right of action against Newco and that Newco is not in any way obligated or indebted to him; and

         4.4.6    the transfer to Newco of the share register.

4.5      EXEMPTION FROM REGISTRATION:

         The Shares will be issued under an exemption or exemptions from registration under the Securities Act. Accordingly, the certificates evidencing the Shares shall, upon issuance, contain the following legend:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY SECURITIES LAWS OF A STATE OR OTHER JURISDICTION AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF (OTHER THAN TO AN AFFILIATE OF THE ORIGINAL

         HOLDER OR AS OTHERWISE PERMITTED IN THE AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED) EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, OR (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE SECURITIES ACT (OR ANY SIMILAR RULE UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES) TOGETHER WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.

4.6 Newco shall use reasonable efforts to file any documents that require filing with the Registrar of Companies in Bermuda within the prescribed time limits. EIS and Atrix shall provide all reasonable co-operation to Newco in relation to the matters set forth in this Clause 4.6.

4.7 In the event that EIS validly exercises the Exchange Right, Newco shall, immediately upon such exercise, take all necessary steps to ensure that EIS is duly and validly issued and has full legal right, title and interest in and to the shares of Preferred Stock covered thereby.

         The Parties acknowledge that such Shares have been pledged to EIS pursuant to the Atrix Securities Purchase Agreement and that EIS has physical possession of such Shares; upon such exercise, EIS shall be entitled to keep and retain such shares, which shall be owned by EIS as provided above. In connection with the foregoing, Newco and the Participants shall take all necessary or appropriate steps to ensure such ownership by EIS.

                                    CLAUSE 5

                    DIRECTORS; MANAGEMENT AND R&D COMMITTEES

5.1.     DIRECTORS:

         5.1.1 Prior to the exercise of the Exchange Right, the Board shall be composed of five Directors.

                  Atrix shall have the right to nominate four directors of Newco, ("ATRIX DIRECTORS") and EIS shall have the right to nominate one Director of Newco ("EIS DIRECTOR") which Director, save as further provided herein, shall only be entitled to 15% of the votes of the Board. To the extent required by applicable Bermuda law, in the event that the EIS Director is not a resident of Bermuda, at least one Atrix Director shall be a resident of Bermuda.

                  In the event that the Exchange Right is exercised by EIS within 2 years following the Closing Date, the EIS Director shall only be entitled to 15% of the votes of the Board until the expiry of 2 years from the Closing Date.

                  In the event that the Exchange Right is exercised by EIS at any time after two years following the Closing Date or upon the expiry of 2 years following the Closing Date where the Exchange Right has been exercised by EIS within 2 years following the Closing Date, each of Atrix, and EIS shall cause the Board to be reconfigured so that an equal number of Directors are designated by EIS and Atrix and that each of the Directors has equal voting power.

         5.1.2 If EIS removes the EIS Director, or Atrix removes any of the Atrix Directors, EIS or Atrix, as the case may be, shall indemnify the other Stockholder against any claim by such removed Director arising from such removal.

         5.1.3 The Directors shall meet not less than three times in each Financial Year and all Board meetings shall be held in Bermuda to the extent required pursuant to the laws of Bermuda or to ensure the sole residence of Newco in Bermuda.

         5.1.4 At any such meeting, the presence of the EIS Director and at least two of the Atrix Directors shall be required to constitute a quorum and, subject to Clause 17 hereof, the affirmative vote of a majority of the Directors present at a meeting (in person or by telephone) at which such a quorum is present shall constitute an action of the Directors. In the event of any meeting being inquorate, the meeting shall be adjourned for a period of seven days. A notice shall be sent to the EIS Director and the Atrix Directors specifying the date, time and place where such adjourned meeting is to be held and reconvened.

         5.1.5 On the Closing Date, Atrix may appoint one of the Atrix Directors to be the chairman of Newco. The chairman of Newco shall hold office until:

                  (i) the first meeting of the Board following the exercise by EIS of the Exchange Right, where the Exchange Right has been exercised by EIS after two years following the Closing Date; or

                  (ii) the first meeting of the Board following the expiry of 2 years following the Closing Date where the Exchange Right has been exercised by EIS within 2 years following the Closing Date

                  (in each case the "CHAIRMAN STATUS BOARD MEETING"),

                  After the Chairman Status Board Meeting, each of EIS and Atrix, beginning with EIS at the Chairman Status Board Meeting, shall have the right, exercisable alternatively, of nominating one Director to be chairman of Newco for a term of one year.

                  If the chairman is unable to attend any meeting of the Board held prior to the Chairman Status Board Meeting, the Atrix Directors shall be entitled to appoint another Atrix Director to act as chairman in his place at the meeting.

                  If the chairman of Newco is unable to attend any meeting of the Board held after the Chairman Status Board Meeting, the Directors shall be entitled to appoint another Director to act as chairman of Newco in his place at the meeting.

         5.1.6 In case of an equality of votes at a meeting of the Board, the chairman of Newco shall not be entitled to a second or casting vote. In the event of continued deadlock, the Board shall resolve the deadlock pursuant to the provisions set forth in Clause 18.

5.2      MANAGEMENT AND R&D COMMITTEES:

         5.2.1 Newco's board of directors shall appoint a management committee (the "MANAGEMENT COMMITTEE") to consist initially of four members, two of whom shall be nominated by Elan and two of whom shall be nominated by Atrix, and each of whom shall be entitled to one vote, whether or not present at any Management Committee meeting. Decisions of the Management Committee shall require approval of at least one Elan nominee on the Management Committee and one Atrix nominee on the Management Committee.

         5.2.2 Each of Elan and Atrix shall be entitled to remove any of its nominees to the Management Committee and appoint a replacement in place of any nominees so removed. The number of members of the Management Committee may be altered if agreed to by a majority of the directors of Newco; provided that, each of Elan and Atrix shall be entitled to appoint an equal number of members to the Management Committee. The Management Committee shall be responsible for, inter alia, devising, implementing and reviewing strategy for the Project.

         5.2.3 The Management Committee shall appoint a research and development committee (the "R&D COMMITTEE"), which shall initially be comprised of four members, two of whom shall be nominated by Elan and two of whom shall be nominated by Atrix, and each of whom shall have one vote, whether or not present at an R&D Committee meeting. Decisions of the R&D Committee shall require approval of at least one Elan nominee on the R&D Committee and one Atrix nominee on the R&D Committee.

         5.2.4 Each of Elan and Atrix shall be entitled to remove any of its nominees to the R&D Committee and appoint a replacement in place of any nominee so removed. The number of members of the R&D Committee may be altered if agreed to by a majority of the directors of Newco provided that each of Elan and Atrix shall be entitled to appoint an equal number of members to the R&D Committee.

         5.2.5    The R&D Committee shall be responsible for:-

                  5.2.5.1 designing that portion of the Business Plan that relates to the Project for consideration by the Management Committee;

                  5.2.5.2 establishing a joint Project team consisting of an equal number of team members from Elan and Atrix, including one Project leader from each of Elan and Atrix; and

                  5.2.5.3 implementing such portion of the Business Plan that relates to the Project, as approved by the Management Committee.

         5.2.6 In the event of any dispute amongst the R&D Committee, the R&D Committee shall refer such dispute to the Management Committee whose decision on the dispute shall be binding on the R&D Committee.

                  If the Management Committee cannot resolve the matter after 15 days or such other period as may be agreed by the Management Committee, the dispute will be referred to a designated senior officer of each of Elan and Atrix, and thereafter, in the event of continued deadlock, pursuant to the deadlock provisions to be set forth in Clause 18, involving inter alia, the referral of the dispute to an expert, whose decision, however, will ultimately be non-binding on the Participants. This process shall also apply to any dispute within the Management Committee.

                                    CLAUSE 6

                          THE BUSINESS PLAN AND REVIEWS

6.1 The Directors shall meet together as soon as reasonably practicable after the Closing Date and shall agree upon and approve the Business Plan for the current Financial Year within 60 days of the Closing Date.

6.2 The Business Plan shall be subject to ongoing review by the Directors and the approval of the EIS Director and the Atrix Directors on a quarterly basis.

6.3 Neither Participant shall be obliged to provide development funding ("DEVELOPMENT FUNDING") to Newco in the absence of quarterly approval of the Business Plan and a determination by each Participant, in its sole discretion, that Development Funding shall be provided for the development of the Products.

                                    CLAUSE 7

                          RESEARCH AND DEVELOPMENT WORK

7.1 Subject to the provisions of Clause 6.3, Atrix and Elan, at Newco's request, shall provide at their respective discretion such research and development services as is requested by Newco in accordance with the provisions in the License Agreements and as articulated in the Business Plan. Newco shall pay Atrix and Elan for any research and development work carried out by them on behalf of Newco at the end of each month during the Research and Development Program, subject to the proper vouching of research and development work and expenses. An invoice shall be issued to Newco by Atrix or Elan, as applicable, by the 15th day of the month following the month in which work was performed.

         The cost of any research and development work undertaken by Atrix or Elan shall be calculated based on a rate of $[**] per FTE (Full Time Equivalent Employee Rate) per year in respect thereof (an FTE being the equivalent of [**] hours per year per employee). This FTE rate will be reviewed by Elan and Atrix on an annual basis. Research and development work that is sub-contracted by Elan or Atrix and to third party providers shall be charged by Elan or Atrix to Newco [**].

7.2 Elan and Atrix shall permit Newco or its duly authorized representative on reasonable notice and at any reasonable time during normal business hours to have access to inspect and audit the accounts and records of Elan or Atrix and any other book, record, voucher, receipt or invoice relating to the calculation or the cost of the Research and Development Program and to the accuracy of the reports which accompanied them. Any such inspection of Elan's or Atrix's records, as the case may be, shall be at the expense of Newco, except that if such inspection reveals an overpayment in the amount paid to Elan or Atrix, as the case may be, for the Research and Development Program hereunder in any Financial Year of 5% or more of the amount due to Elan or Atrix, as the case may be, then the expense of such inspection shall be borne solely by Elan or Atrix, as the case may be, instead of by Newco. Any surplus over the sum properly payable by Newco to Elan or Atrix, as the case may be, shall be paid promptly by Elan or Atrix, as the case may be, to Newco. If such inspection reveals a deficit in the amount of the sum properly payable to Elan or Atrix, as the case may be, by Newco, Newco shall pay the deficit to Elan or Atrix, as the case may be.

                                    CLAUSE 8

                                COMMERCIALIZATION

8.1 Newco shall diligently pursue the research, development, prosecution and commercialization of the Products as provided in the Business Plan.

8.2 At such time as Newco notifies Elan in writing that Newco in good faith intends to commercialize a Product, Elan Corporation, Plc or any Affiliate shall have a right of first negotiation to negotiate the terms of any agreement for the commercialization of such Product, which right of first negotiation shall be exercised within [**] of Elan's receipt of such written notification from Newco (the "ELAN/NEWCO RIGHT OF FIRST NEGOTIATION"). If Elan Corporation, Plc or any Affiliate elects to enter into such negotiations, the Parties shall negotiate in good faith the terms of the agreement for the commercialization of such Product by Elan Corporation, Plc or the relevant Affiliate.

         If, despite good faith negotiations, Elan Corporation, Plc or the relevant Affiliate and Newco do not reach agreement within [**] from Elan's exercise of the Elan/Newco Right of First Negotiation, then Newco shall be free for a period of [**] thereafter to enter into negotiations with a third party (other than a Technological Competitor Of Elan) to agree to terms upon which the third party would commercialize the relevant Product in the Territory, which terms when taken as a whole, are not more favorable to the third party than the principal terms of the last written proposal offered by Newco to Elan Corporation, Plc or the relevant Affiliate or by Elan Corporation, Plc or the relevant Affiliate to Newco, as the case may be.

         Prior to entering into any agreement with a third party for any Product that relates to therapeutic areas of strategic interest to the Affiliates of Elan carrying on business as Elan Pharmaceuticals, Newco shall promptly notify Elan Corporation, Plc in writing of the principal terms of such proposed agreement (except for the identity of the third party with whom Newco intends to contract). Elan Corporation, Plc or the relevant Affiliate shall have the right, within 10 days of receipt of such notice, to elect to enter into an agreement with Newco upon the same terms and conditions contained in Newco's notice to Elan Corporation, Plc.

         If Newco has not entered into an agreement with a third party within the [**] period described above, the Elan/Newco Right of First Negotiation shall be deemed to have re-commenced upon the same terms as set forth herein.

                                    CLAUSE 9

                    OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS

9.1 The Parties acknowledge and agree to be bound by the provisions of Clause 3.1 of the Elan License Agreement and Clause 3.1 of the Atrix License Agreement which set forth the agreement between the Parties in relation to the ownership of the Elan Intellectual Property, the Atrix Intellectual Property and the Newco Intellectual Property respectively.

                                    CLAUSE 10

                          INTELLECTUAL PROPERTY RIGHTS

10.1     Elan shall remain the owner of the Elan Intellectual Property.

10.2     Atrix shall remain the owner of the Atrix Intellectual Property.

10.3     Newco shall remain the owner of the Newco Intellectual Property.

10.4 Elan, at its expense and sole discretion may (i) secure the grant of any patent applications within the Elan Patents that relate to the Field; (ii) file and prosecute patent applications on patentable inventions and discoveries within the Elan Improvements that relate to the Field; (iii) defend all such applications against third party oppositions; and (iv) maintain in force any issued letters patent within the Elan Patents that relate to the Field (including any letters patent that may issue covering any such Elan Improvements that relate to the Field). Elan shall have the right in its sole discretion to control such filing, prosecution, defense and maintenance provided that Newco and Atrix at their request shall be provided with copies of all documents relating to such filing, prosecution, defense and maintenance in sufficient time to review such documents and comment thereon prior to filing.

10.5 Atrix, at its expense and sole discretion, may (i) secure the grant of any patent applications within the Atrix Patents that relate to the Field; (ii) file and prosecute patent applications on patentable inventions and discoveries within the Atrix Improvements that relate to the Field; (iii) defend all such applications against third party oppositions; and (iv) maintain in force any issued letters patent within the Atrix Patents that relate to the Field (including any letters patent that may issue covering any such Atrix Improvements that relate to the Field). Atrix shall have the right in its sole discretion to control such filing, prosecution, defense and maintenance provided that Elan and Newco at their request shall be provided with copies of all documents relating to such filing, prosecution, defense and maintenance in sufficient time to review such documents and comment thereon prior to filing.

10.6 In the event that Elan does not intend to file for patent protection on patentable inventions or discoveries within the Elan Intellectual Property that relates to the Field in one or more countries in the Territory after providing written notice to Newco and Atrix, Newco shall have the option at Newco's expense, upon the prior written approval of Elan which approval shall not be unreasonably withheld, to request Elan to file and prosecute such patent application(s). Upon such written request from Newco, Elan shall be responsible for preparing and prosecuting and otherwise seeking patent protection for such Elan Intellectual Property described in this Clause 10.6 at Newco's expense. Any such Elan Intellectual Property shall be owned by Elan but Elan shall grant a royalty free exclusive license to Newco of such Elan Intellectual Property in the Field. The Parties shall have the right to remove their confidential information from any such patent application.

10.7 In the event that Atrix does not intend to file for patent protection on patentable inventions or discoveries within the Atrix Intellectual Property that relates to the Field in one or more countries in the Territory after providing written notice to Newco and Elan, Newco shall have the option at Newco's expense, upon the prior written approval of Atrix which approval shall not be unreasonably withheld, to request Atrix to file and prosecute such patent application(s). Upon such written request from Newco, Atrix shall be responsible for preparing and prosecuting and otherwise seeking patent protection for such Atrix Intellectual Property described in this Clause 10.7 at Newco's expense. Any such Atrix Intellectual Property shall be owned by Atrix but Atrix shall grant a royalty free exclusive license to Newco of such Atrix Intellectual Property in the Field. The Parties shall have the right to remove their confidential information from any such patent application.

10.8     Newco at its expense shall have the right but shall not be obligated
         (i) to file and prosecute patent applications on patentable inventions and discoveries within the Newco Intellectual Property; (ii) to defend all such applications against third party oppositions; and (iii) to maintain in force any issued letters patent within the Newco Patents (including any patents that issue on patentable inventions and discoveries within the Newco Intellectual Property). Newco shall have the right to control such filing, prosecution, defense and maintenance provided that the other Parties shall be provided with copies of all documents relating to such filing, prosecution, defense, and maintenance in sufficient time to review such documents and comment thereon prior to filing. The Parties shall have the right to remove their confidential information from any such patent application.

10.9 In the event that Newco informs both Elan and Atrix that it does not intend to file an application on the Newco Intellectual Property in or outside the Field, Elan shall have the right to file and prosecute such patent applications on inventions that Elan invents solely or which relate predominantly to the Elan Intellectual Property, and Atrix shall have the right to file and prosecute such patent applications on inventions which Atrix invents solely or which relate predominantly to the Atrix Intellectual Property, and Elan and Atrix agree to negotiate in good faith on the course of action to be taken with respect to Newco inventions that relate to both the Elan Intellectual Property and Atrix Intellectual Property. The Parties shall have the right to remove their confidential information from any such patent application.

10.10 The Parties shall promptly inform each other in writing of any actual or alleged unauthorized use of any Elan Intellectual Property, the Atrix Intellectual Property or the Newco Intellectual Property by a third party of which it becomes aware and provide the others with any available evidence of such unauthorized use.

10.11 At its option, as the case may be, Elan or Atrix shall have the first option to enforce at its own expense and for its own benefit any unauthorized use of its respective Intellectual Property (the Elan Intellectual Property or the Atrix Intellectual Property as the case may be) in the Field. At the enforcing party's request, the other Parties shall cooperate with such action. Should Elan or Atrix decide not to enforce the Elan Intellectual Property or the Atrix Intellectual Property respectively, against such unauthorized use in the Field, within a reasonable period but in any event within twenty (20) days after receiving written notice of such actual or alleged unauthorized use, Newco may in its discretion initiate such proceedings in its own name, at its expense and for its own benefit, and at such Party's request, Elan and Atrix shall cooperate with such action. Any recovery remaining after the deduction by Newco of the reasonable expenses (including attorney's fees and expenses) incurred in relation to such enforcement proceeding shall belong to Newco. Alternatively, the Parties may agree to institute such proceedings in their joint names and shall reach agreement as to the proportion in which they shall share the proceeds of any such proceedings, and the expense of any costs not recovered, or the costs or damages payable to the third party. If the enforcement of the Elan Intellectual Property or the Atrix Intellectual Property affects both the Field as well as other products being developed or commercialized by Atrix or Elan or its commercial partners outside the Field, Atrix or Elan shall endeavour to agree as to the manner in which the proceedings should be instituted and as to the proportion in which they shall share the proceeds of any such proceedings, and the expense of any costs not recovered, or the costs or damages payable to the third party.

10.12 Newco shall have the first right but not the obligation to bring suit or otherwise take action against any unauthorized use of the Newco Intellectual Property. If any such alleged use occurs that gives rise to a cause of action both inside and outside the Field, Newco, in consultation with the other Parties, shall determine the course of action to be taken. In the event that Newco takes such action, Newco shall do so at its own cost and expense and all damages and monetary award recovered in or with respect to such action shall be the property of Newco. Newco shall keep Elan and Atrix informed of any action in a timely manner so as to enable Atrix and Elan to provide input in any such action and Newco shall reasonably take into consideration any such input. At Newco's request, the Parties shall cooperate with any such action at Newco's cost and expense.

10.13 In the event that Newco does not bring suit or otherwise take action against any unauthorized use of the Newco Intellectual Property (i) if only one Party determines to pursue such suit or take such action at its own cost and expense, it shall be entitled to all damages and monetary award recovered in or with respect to such action and (ii) if the other Parties pursue such suit or action outside of Newco, they shall negotiate in good faith an appropriate allocation of costs, expenses and recovery amounts. At the Party's request, Newco shall cooperate with any such action at the Party's cost and expense.

10.14 In the event that a claim or proceeding is brought against Newco by a third party alleging that the sale, distribution or use of a Product in the Territory constitutes the unauthorized use of the intellectual property rights of such Party, Newco shall promptly advise the other Parties of such threat or suit.

10.15 Save where Elan is in breach of a representation or warranty under Clause 7 of the Elan License Agreement or Atrix is in breach of a representation or warranty under Clause 7 of the Atrix License Agreement, Newco shall indemnify, defend and hold harmless Elan or Atrix, as the case may be, against all actions, losses, claims, demands, damages, costs and liabilities (including reasonable attorneys fees) relating directly or indirectly to all such claims or proceedings referred to in Clause 10.14, provided that Elan or Atrix, as the case may be, shall not acknowledge to the third party or to any other person the validity of any claims of such a third party, and shall not compromise or settle any claim or proceedings relating thereto without the prior written consent of Newco, not to be unreasonably withheld or delayed. At its option, Elan or Atrix, as the case may be, may elect to take over the conduct of such proceedings from Newco provided that Newco's indemnification obligations shall continue; the costs of defending such claim shall be borne by Elan or Atrix, as the case may be and such Party shall not compromise or settle any such claim or proceeding without the prior written consent of Newco, such consent not to be unreasonably withheld, conditioned or delayed.

                                    CLAUSE 11

           CROSS LICENSING/EXPLOITATION OF PRODUCTS OUTSIDE THE FIELD

11.1 Solely for the purpose of and insofar as is necessary, in each case, for Elan to conduct research and development work on behalf of Newco, Newco shall grant to Elan a non-exclusive, worldwide, royalty-free, fully paid-up license for the term of the Licenses:

         11.1.1   to use the Newco Intellectual Property in the Field, and

         11.1.2 subject to the terms and conditions of the Atrix License Agreement, a sublicense to use the Atrix Intellectual Property in the Field.

11.2 Solely for the purpose of and insofar as is necessary, in each case, for Atrix to conduct research and development work on behalf of Newco, Newco shall grant to Atrix a non-exclusive, worldwide, royalty-free, fully paid-up license for the term of the Licenses:

         11.2.1   to use the Newco Intellectual Property in the Field, and

         11.2.2 subject to the terms and conditions of the Elan License Agreement, a sublicense to use the Elan Intellectual Property in the Field.

11.3 Subject to the provisions of this Clause 8, Newco hereby grants to each of Elan and Atrix a license to the Newco Intellectual Property as follows:

         11.3.1 In circumstances where the Newco Intellectual Property [**], Newco hereby grants to Elan a worldwide, perpetual, fully-paid and royalty-free license, with the right to sublicense, to the Newco Intellectual Property for use outside the Field.

         11.3.2 In circumstances where the Newco Intellectual Property [**], Newco hereby grants to Atrix a worldwide, perpetual, fully-paid and royalty-free license, with the right to sublicense, to the Newco Intellectual Property for use outside the Field.

         11.3.3 Any license granted hereunder shall be on an as-is basis without recourse, representation or warranty whether express or implied, including warranties of merchantability or fitness for a particular purpose, or infringement of third party rights, and all such warranties are expressly disclaimed.

11.4 Elan and Atrix shall be entitled to exploit the Newco Intellectual Property [**] outside the Field subject to the Parties negotiating a license agreement in good faith (including all material provisions thereof, including as to whether the license should be exclusive or non-exclusive), pursuant to which Newco will grant Elan or Atrix, as the case may be, a license under the Newco Intellectual Property outside the Field. The financial terms of the said license agreement shall have regard, inter alia, to:

         11.4.1 the amount of monies expended by Newco in developing the Newco Intellectual Property;

         11.4.2 the materiality of the contribution of the Newco Intellectual Property by comparison to the further research and development work to be conducted, and of the Elan Intellectual Property and the Atrix Intellectual Property;

         11.4.3 the financial return likely to be earned by Elan or Atrix, as the case may be, from the proposed exploitation outside the Field; and

         11.4.4 the impact of the proposed exploitation of the Newco Intellectual Property outside the Field on the exploitation of the Newco Intellectual Property within the Field.

                                    CLAUSE 12

                                   REGULATORY

12.1 Newco shall keep the other Parties promptly and fully advised of Newco's regulatory activities, progress and procedures. Newco shall inform the other Parties of any dealings it shall have with an RHA, and shall furnish the other Parties with copies of all correspondence relating to the Products. The Parties shall collaborate to obtain any required Regulatory Approval of the RHA to market the Products.

12.2 Newco shall, at its own cost, file, prosecute and maintain any and all Regulatory Applications for the Products in the Territory in accordance with the Business Plan.

12.3 Subject to Clause 12.5 and any determination by Newco that one or more regulatory approvals should be held in the name of Newco's commercial partner such as a sub-licensee, any and all Regulatory Approvals obtained hereunder for any Product shall remain the property of Newco, provided that Newco shall allow Elan and Atrix access thereto to enable Elan and Atrix to fulfill their respective obligations and exercise their respective rights under this Agreement. Newco shall maintain such Regulatory Approvals at its own cost.

12.4 It is hereby acknowledged that there are inherent uncertainties involved in the registration of pharmaceutical products with the RHA's insofar as obtaining approval is concerned and such uncertainties form part of the business risk involved in undertaking the form of commercial collaboration as set forth in this Agreement.

12.5 All regulatory approvals and the DMF (Drug Master File) relating predominately to the Elan Intellectual Property shall be processed by and be the property of Elan and at all times held in Elan's sole name. All regulatory approvals and the DMF relating predominately to the Atrigel(R) Intellectual Property shall be processed by and be the property of Atrix and at all times held in Atrix's sole name. Elan and Atrix will authorize Newco to reference such DMF, as described herein, with the FDA to the extent necessary for Newco's regulatory purposes.

                                    CLAUSE 13

                                  MANUFACTURING

13.1 It is the expectation of the Parties that Newco shall enter into a supply agreement with Elan or Atrix, as the case may be, to allow for the commercial production of such Product on behalf of Newco. In determining which of Elan or Atrix shall provide such services, the Management Committee shall, in good faith, consider the respective infrastructure and experience of the respective Parties; provided however that Elan shall have the first right to manufacture and supply, and/or subcontract the manufacture and supply, of the NanoCrystal(TM) Technology formulations which may be incorporated in the Products and Atrix shall have the first right to manufacture and supply, and/or subcontract the manufacture and supply, of the Atrigel(R) Technology and/or the BEMA(TM) Technology.

13.2 Any such supply agreement shall be negotiated and agreed by Newco and Elan or Atrix, as the case may be not later than the date of completion of Phase III (as such term is commonly used in connection with FDA applications) of the R&D Plan. The terms of the said supply agreement shall be negotiated in good faith on standard industry and commercial terms.

                                    CLAUSE 14

                        TECHNICAL SERVICES AND ASSISTANCE

14.1 Whenever commercially and technically feasible, Newco shall contract with Atrix or Elan, as the case may be, to perform such other services as Newco may require, other than those specifically dealt with hereunder or in the License Agreements. In determining which Party should provide such services, the Management Committee shall take into account the respective infrastructure, capabilities and experience of Elan and Atrix. There shall be no obligation upon either of Atrix or Elan to perform such services.

14.2 Newco shall, if the Participants so agree, conclude an administrative support agreement with Elan and/or Atrix on such terms as the Parties thereto shall in good faith negotiate. The administrative services shall include one or more of the following administrative services as requested by Newco:

         14.2.1   accounting, financial and other services;

         14.2.2   tax services;

         14.2.3   insurance services;



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

         14.2.4   human resources services;

         14.2.5   legal and company secretarial services;

         14.2.6   patent and related intellectual property services; and

         14.2.7 all such other services consistent with and of the same type as those services to be provided pursuant to this Agreement, as may be required.

         The foregoing list of services shall not be deemed exhaustive and may be changed from time to time upon written request by Newco.

14.3 The Parties agree that each Party shall effect and maintain comprehensive general liability insurance in respect of all clinical trials and other activities performed by them on behalf of Newco. The Participants and Newco shall ensure that the industry standard insurance policies shall be in place for all activities to be carried out by Newco.

14.4 If Elan or Atrix so requires, Atrix or Elan, as the case may be, shall receive, at times and for periods mutually acceptable to the Parties, employees of the other Party (such employees to be acceptable to the receiving Party in the matter of qualification and competence) for instruction in respect of the Elan Intellectual Property or the Atrix Intellectual Property, as the case may be, as necessary to further the Project.

14.5 The employees received by Elan or Atrix, as the case may be, shall be subject to obligations of confidentiality no less stringent than those set out in Clause 21 and such employees shall observe the rules, regulations and systems adopted by the Party receiving the said employees for its own employees or visitors.

                                    CLAUSE 15

             AUDITORS, BANKERS, ACCOUNTING REFERENCE DATE; SECRETARY

Unless otherwise agreed by the Participants and save as may be provided to the contrary herein:

15.1 the auditors of Newco shall be KMPG Peat Marwick of Vallis Building, Hamilton, Bermuda;

15.2 the bankers of Newco shall be Bank of Bermuda or such other bank as may be mutually agreed from time to time;

15.3 the accounting reference date of Newco shall be December 31st in each Financial Year; and

15.4 the secretary of Newco shall be I.S. Outerbridge or such other Person as may be appointed by the Directors from time to time.

                                    CLAUSE 16

                              TRANSFERS OF SHARES;
                     RIGHT OF FIRST OFFER; TAG ALONG RIGHTS

GENERAL:

16.1 Until such time as the Common Stock shall be registered pursuant to the Exchange Act and be publicly traded in an established securities market, no Stockholder shall, directly or indirectly, sell or otherwise transfer (each, a "TRANSFER") any Shares held by it except in as expressly permitted by and accordance with the terms of this Agreement. Newco shall not, and shall not permit any transfer agent or registrar for any Shares to, transfer upon the books of Newco any Shares from any Stockholder to any transferee, in any manner, except in accordance with this Agreement, and any purported transfer not in compliance with this Agreement shall be void.

         During the Research and Development Term, no Stockholder shall, directly or indirectly, sell or otherwise Transfer any of its legal and/or beneficial interest in the Shares held by it to any other Person. After completion of the Research and Development Term, a Stockholder may Transfer Shares provided such Stockholder complies with the provisions of Clauses 16.2 and 16.3.

         Notwithstanding anything contained herein to the contrary, at all times, EIS and/or Atrix shall have the right to Transfer any Shares to their Affiliates provided, however, that such assignment does not result in adverse tax consequences for any other Parties. EIS shall have the right to Transfer any Shares to a special purpose financing or similar entity established by Elan or EIS; provided, that such Affiliates or other Permitted Transferee to which such legal and/or beneficial interest in the Shares have been transferred shall agree to be expressly subject to and bound by all the limitations and provisions which are embodied in this Agreement.

16.2 No Stockholder shall, except with the prior written consent of the other Stockholder, create or permit to subsist any pledge, lien or charge over, or grant any option or other rights in all or any of the Shares held by it (other than by a Transfer of such Shares in accordance with the provisions of this Agreement).

16.3     RIGHTS OF FIRST OFFER:

         If at any time after the end of the Research and Development Term a Stockholder shall desire to Transfer any Shares owned by it (a "SELLING STOCKHOLDER"), in any transaction or series of related transactions other than a Transfer to an Affiliate or subsidiary or in the case of EIS to a special purpose financing or similar entity established by EIS, then such Selling Stockholder shall deliver prior written notice of its desire to Transfer (a "NOTICE OF INTENTION") (i) to Newco and
         (ii) to the Stockholders who are not the Selling Stockholder (and any transferee thereof permitted hereunder, if any), as applicable, setting forth such Selling Stockholder's desire to make such Transfer, the number of Shares proposed to be transferred (the "OFFERED SHARES") and the proposed form of transaction (the "TRANSACTION PROPOSAL"), together with any available documentation relating thereto, if any, and the price at which such Selling Stockholder proposes to Transfer the Offered Shares (the "OFFER PRICE"). The "Right of First Offer" provided for in this Clause 16 shall be subject to any "Tag Along Right" benefiting a Stockholder which may be provided for by Clause 16, subject to the exceptions set forth therein.

         Upon receipt of the Notice of Intention, the Stockholders who are not the Selling Stockholder shall have the right to purchase at the Offer Price the Offered Shares, exercisable by the delivery of notice to the Selling Stockholder (the "NOTICE OF EXERCISE"), with a copy to Newco, within 10 business days from the date of receipt of the Notice of Intention. If no such Notice of Exercise has been delivered by the Stockholders who are not the Selling Stockholder within such 10-business day period, or such Notice of Exercise does not relate to all of the Offered Shares covered by the Notice of Intention, then the Selling Stockholder shall be entitled to Transfer all of the Offered Shares to the intended transferee. In the event that all of the Offered Shares are not purchased by the non-selling Stockholders, the Selling Stockholder shall sell the available Offered Shares within 30 days after the delivery of such Notice of Intention on terms no more favorable to a third party than those presented to the non-selling Stockholders. If such sale does not occur, the Offered Shares shall again be subject to the Right of First Offer set forth in Clause 16.3.

         In the event that any of the Stockholders who are not the Selling Stockholder exercises their right to purchase all of the Offered Shares (in accordance with this Clause 16), then the Selling Stockholder shall sell all of the Offered Shares to such Stockholder(s), in the amounts set forth in the Notice of Intention, after not less than 10 business days and not more than 25 business days from the date of the delivery of the Notice of Exercise. In the event that more than one of the Stockholders who are not the Selling Stockholders wish to purchase the Offered Shares, the Offered Shares shall be allocated to such Stockholders on the basis of their pro rata equity interests in Newco.

         The rights and obligations of each of the Stockholders pursuant to the Right of First Offer provided herein shall terminate upon the date that the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act.

         At the closing of the purchase of all of the Offered Shares by the Stockholders who are not the Selling Stockholder (scheduled in accordance with Clause 16), the Selling Stockholder shall deliver certificates evidencing the Offered Shares being sold, duly endorsed, or accompanied by written instruments of transfer in form reasonably satisfactory to the Stockholders who are not the Selling Stockholder, duly executed by the Selling Stockholder, free and clear of any adverse claims, against payment of the purchase price therefor in cash, and such other customary documents as shall be necessary in connection therewith.

16.4     TAG ALONG RIGHTS:

         Subject to Clause 16.3, a Stockholder (the "TRANSFERRING STOCKHOLDER") shall not Transfer (either directly or indirectly), in any one transaction or series of related transactions, to any Person or group of Persons, any Shares, unless the terms and conditions of such Transfer shall include an offer to the other Stockholders (the "REMAINING STOCKHOLDERS"), to sell Shares at the same price and on the same terms and conditions as the Transferring Stockholder has agreed to sell its Shares (the "TAG ALONG RIGHT").

         In the event a Transferring Stockholder proposes to Transfer any Shares in a transaction subject to this Clause 16.4, it shall notify, or cause to be notified, the Remaining Stockholders in writing of each such proposed Transfer. Such notice shall set forth: (i) the name of the transferee and the amount of Shares proposed to be transferred, (ii) the proposed amount and form of consideration and terms and conditions of payment offered by the transferee (the "TRANSFEREE TERMS") and (iii) that the transferee has been informed of the Tag Along Right provided for in this Clause 16, if such right is applicable, and the total number of Shares the transferee has agreed to purchase from the Stockholders in accordance with the terms hereof.

         The Tag Along Right may be exercised by each of the Remaining Stockholders by delivery of a written notice to the Transferring Stockholder (the "CO-SALE NOTICE") within 10 business days following receipt of the notice specified in the preceding subsection. The Co-sale Notice shall state the number of Shares owned by such Remaining Stockholder which the Remaining Stockholder wishes to include in such Transfer; provided, however, that without the written consent of the Transferring Stockholder, the amount of such securities belonging to the Remaining Stockholder included in such Transfer may not be greater than such

         Remaining Stockholder's percentage beneficial ownership of Fully Diluted Common Stock multiplied by the total number of shares of Fully Diluted Common Stock to be sold by both the Transferring Stockholder and all Remaining Stockholders. Upon receipt of a Co-sale Notice, the Transferring Stockholder shall be obligated to transfer at least the entire number of Shares set forth in the Co-sale Notice to the transferee on the Transferee Terms; provided, however, that the Transferring Stockholder shall not consummate the purchase and sale of any Shares hereunder if the transferee does not purchase all such Shares specified in all Co-sale Notices. If no Co-sale Notice has been delivered to the Transferring Stockholder prior to the expiration of the 10 business day period referred to above and if the provisions of this Section have been complied with in all respects, the Transferring Stockholder shall have the right for a 45 day calendar day period to Transfer Shares to the transferee on the Transferee Terms without further notice to any other party, but after such 45-day period, no such Transfer may be made without again giving notice to the Remaining Stockholders of the proposed Transfer and complying with the requirements of this Clause 16.

         At the closing of any Transfer of Shares subject to this Clause 16, the Transferring Stockholder, and the Remaining Stockholder, in the event such Tag Along Right is exercised, shall deliver certificates evidencing such securities as have been Transferred by each, duly endorsed, or accompanied by written instruments of transfer in form reasonably satisfactory to the transferee, free and clear of any adverse claim, against payment of the purchase price therefor.

         Notwithstanding the foregoing, this Clause 16 shall not apply to any sale of Common Stock pursuant to an effective registration statement under the Securities Act in a bona fide public offering.

                                    CLAUSE 17

                    MATTERS REQUIRING STOCKHOLDERS' APPROVAL

17.1 In consideration of Atrix and Elan agreeing to enter into the License Agreements, the Parties hereby agree that Newco shall not without the prior approval of each of the EIS Director and the Atrix Director:

         17.1.1 make a material Newco determination outside the ordinary course of business, including, among other things, acquisitions or dispositions of intellectual property and licenses or sublicenses, changes in the Business or the Newco budget as they relate to the Licensed Technologies; enter into joint ventures and similar arrangements as they relate to the Licensed Technologies and changes to the Business Plan as they relate to the Licensed Technologies;

         17.1.2 issue any unissued Shares or unissued Common Stock Equivalents, or create or issue any new shares (including a split of the Shares) or Common Stock Equivalents, except as expressly permitted by the Newco Bye-Laws;

         17.1.3 alter any rights attaching to any class of share in the capital of Newco or alter the Newco Bye-Laws;

         17.1.4 consolidate, sub-divide or convert any of Newco's share capital or in any way alter the rights attaching thereto;

         17.1.5   dispose of all or substantially all of the assets of Newco;

         17.1.6 do or permit to be done any act or thing whereby Newco may be wound up (whether voluntarily or compulsorily), save as otherwise expressly provided for in this Agreement;

         17.1.7 enter into any contract or transaction except in the ordinary and proper course of the Business on arm's length terms;

         17.1.8 subject to Clause 23.13, assign, license or sub-license any of the Elan Intellectual Property, Atrix Intellectual Property or the Newco Intellectual Property;

         17.1.9 amend or vary the terms of the Atrix License Agreement or the Elan License Agreement;

         17.1.10 permit a person other than Newco to own a regulatory approval relating to the Product(s);

         17.1.11 amend or vary the Business Plan or the Newco budget as they relate to the Licensed Technologies;

         17.1.12  alter the number of Directors;

         17.1.13 change the domicile of Newco from, or discontinue Newco out of, Bermuda;

         17.1.14 register any Shares of Newco for public trading with any governmental authority for public trading in any securities market; and

         17.1.15 declare or pay any dividend or make any distribution, directly or indirectly, with respect to its capital stock; or issue, sell, exchange, deliver, redeem, purchase or otherwise acquire or dispose of any shares of its capital stock or other securities.

                                    CLAUSE 18

                                    DISPUTES

18.1 Should any dispute or difference arise between Elan and Atrix, or between Elan or Atrix and Newco, during the period that this Agreement is in force, other than a dispute or difference relating to (i) the interpretation of any provision of this Agreement, (ii) the interpretation or application of law, or (iii) the ownership of any intellectual property, then any Party may forthwith give notice to the other Parties that it wishes such dispute or difference to be referred to a designated senior officer of each of Elan and Atrix.

18.2 In any event of a notice being served in accordance with Clause 18.1, each of the Participants shall within 14 days of the service of such notice prepare and circulate to the designated senior officer of each of Elan and Atrix a memorandum or other form of statement setting out its position on the matter in dispute and its reasons for adopting that position. Each memorandum or statement shall be considered by the designated senior officers of each of Elan and Atrix who shall endeavour to resolve the dispute. If designated senior officers of each of Elan and Atrix agree upon a resolution or disposition of the matter, they shall each sign a statement which sets out the terms of their agreement. The Participants agree that they shall exercise the voting rights and other powers available to them in relation to Newco to procure that the agreed terms are fully and promptly carried into effect.

18.3 In the event the designated senior officers of each of Elan and Atrix are unable to resolve a dispute or difference when it is referred to them under Clause 18.1, the following procedures shall apply:

         18.3.1 If the dispute relates to the interpretation of this Agreement or any other Transaction Document or the compliance of the Parties with their legal obligations thereunder, the provisions of Clause 23.8.2 shall govern.

         18.3.2 If the dispute does not relate to the interpretation of this Agreement or any other Transaction Document or the compliance of the Parties with their legal obligations thereunder, the provisions of Clause 18.4 shall govern.

18.4 The designated senior officers of each of Elan and Atrix shall, if they are unable to resolve a dispute or difference when it is referred to them under Clause 18.1, within sixty (60) days of such referral, refer the matter to an independent expert in pharmaceutical product development and marketing (including clinical development and regulatory affairs) jointly selected by the designated senior officers of each of Elan and Atrix (the "EXPERT").

         In the event the designated senior officers of each of Elan and Atrix cannot agree upon the designation of the Expert, the Participants shall request the American Arbitration Association ("AAA"), sitting in the City of New York to select the Expert. In each case, the Expert shall be selected having regard to his suitability to determine the particular dispute or difference on which the Expert is being requested to determine. Unless otherwise agreed between the designated senior officers of each of Elan and Atrix, the following rules shall apply to the appointment of the Expert. The fees of the AAA and the Expert shall be shared equally by the Participants. The Expert shall be entitled to inspect and examine all documentation and any other material which the Expert may consider to be relevant to the dispute. The Expert shall afford each Party a reasonable opportunity (in writing or orally) of stating reasons in support of such contentions as each Party may wish to make relative to the matters under consideration. The Expert shall give notice in writing of his determination to the Parties within such time as may be stipulated in his terms of appointment or in the absence of such stipulation as soon as practicable but in any event within four weeks from the reference of the dispute or difference to him.

18.5 Any determination by the Expert of a dispute or difference shall not be final and binding on the Parties.

                                    CLAUSE 19

                                   TERMINATION

19.1     This Agreement shall govern the operation and existence of Newco until

         19.1.1   terminated by written agreement of all Parties hereto; or

         19.1.2   otherwise terminated in accordance with this Clause 19.

19.2 For the purpose of this Clause 19, a "RELEVANT EVENT" is committed by a Participant if:

         19.2.1 it commits a breach of its material obligations under this Agreement and fails to cure it within 60 days of being specifically required in writing to do so by the other Participant; provided, however, that if the breaching Participant has proposed a course of action to cure the breach and is acting in good faith to cure same but has not cured the breach by the 60th day, such period shall be extended by such period as is reasonably necessary to permit the breach to be cured, provided that such period shall not be extended by more than 90 days, unless otherwise agreed in writing by the Parties; or

         19.2.2 a distress, execution, sequestration or other process is levied or enforced upon or sued out against a material part of its property which is not discharged or challenged within 30 days; or

         19.2.3 it is unable to pay its debts in the normal course of business; or

         19.2.4 it ceases wholly or substantially to carry on its business, otherwise than for the purpose of a reconstruction or amalgamation, without the prior written consent of the other Participant (such consent not to be unreasonably withheld); or

         19.2.5 the appointment of a liquidator, receiver, administrator, examiner, trustee or similar officer of such Participant or over all or substantially all of its assets under the law of any applicable jurisdiction, including without limitation, the United States of America, Bermuda or Ireland; or

         19.2.6 an application or petition for bankruptcy, corporate re-organization, composition, administration, examination, arrangement or any other procedure similar to any of the foregoing under the law of any applicable jurisdiction, including without limitation, the United States of America, Bermuda or Ireland, is filed, and is not discharged within 60 days, or a Participant applies for or consents to the appointment of a receiver, administrator, examiner or similar officer of it or of all or a material part of its assets, rights or revenues or the assets and/or the business of a Participant are for any reason seized, confiscated or condemned.

19.3 If either Participant commits a Relevant Event, the other Participant shall be entitled but not required, within three months of the occurrence of the Relevant Event, to require the defaulting Participant (the "RECIPIENT PARTICIPANT") to sell on reasonable terms of payment to the non-defaulting Participant (the "PROPOSING PARTICIPANT") all (but not some only) of the Shares, held or beneficially owned by the Recipient Participant for an amount equal to [**]% of the fair market value of the Shares of the Recipient Participant (the "BUYOUT OPTION").

19.4 The Proposing Participant shall notify the Recipient Participant of the exercise of the Buyout Option, no later than 30 business days prior to the proposed exercise thereof, by delivering written notice to the Recipient Participant stating that the Buyout Option is exercised and the price at which the Proposing Participant is willing to purchase the Shares of the Recipient Participant.

19.5 In the event that the Participants do not agree upon a purchase price for the Shares within five Business Days following the receipt by the Recipient Participant of written notice from the Proposing Participant pursuant to Clause 19.4 above, the Proposing Participant may contact the American Arbitration Association ("AAA"), sitting in New York City and request that an independent US-based arbitrator who is knowledgeable of the pharmaceutical/biotechnology industry be appointed within 10 Business Days. The AAA shall endeavour to select an arbitrator who is technically knowledgeable in the pharmaceutical/biotechnology industry (and who directly and through his affiliates, has no business relationship with, or shareholding in, either the Proposing Participant or the Recipient Participant). Promptly upon being notified of the arbitrator's appointment, the Proposing Participant and the Recipient Participant shall submit to the arbitrator details of their assessment of the fair market value for the Shares of the Recipient Participant together with such information as they think necessary to validate their assessment. The arbitrator shall notify the Recipient Participant of [**]% of the fair market value assessed by the Proposing Participant (the "PROPOSING PARTICIPANT PRICE") and shall notify the Proposing Participant of [**] the fair market value assessed by the Recipient Participant (the "RECIPIENT PARTICIPANT PRICE"). The Proposing Participant and the Recipient Participant shall then be entitled to make further submissions to the arbitrator within five Business Days explaining why the Recipient Participant Price or the Proposing Participant Price, as the case may be, is unjustified. The arbitrator shall thereafter meet with the Proposing Participant and the Recipient Participant and shall thereafter choose either the Recipient Participant Price or the Proposing Participant Price (but not any other price) as the purchase price for the Shares (the "PURCHASE PRICE") on the basis of which price the arbitrator determines to be closer to [**] the fair market value for the Shares of the Recipient Participant. The arbitrator shall use his best efforts to determine the Purchase Price within 30 Business Days of his appointment. The Proposing Participant and the Recipient Participant shall bear the costs of the arbitrator equally. Any decision of the arbitrator shall be final and binding.

19.6 The Proposing Participant shall purchase the Shares of the Recipient Participant by delivery of the Purchase Price in cash no later than the 15th Business Day following determination of the Purchase Price by the Expert.

19.7 The Shares of the Recipient Participant so transferred shall be sold by the transferor as beneficial owner with effect from the date of such transfer free from any lien, charge or encumbrance with all rights and restrictions attaching thereto.

19.8 If the Proposing Participant exercises the Buyout Option, both parties will negotiate in good faith to agree to additional reasonable provisions and/or amendments to the License Agreements to protect the intellectual property rights of the Recipient Party.

19.9 If either Participant commits a Relevant Event, the other Stockholder shall have in addition to all other legal and equitable rights and remedies hereunder, the right to terminate this Agreement upon 30 days' written notice.

19.10 In the event of a termination of the Elan License Agreement and/or the Atrix License Agreement, both parties will negotiate in good faith to determine whether this Agreement should be terminated and if so, which provisions should survive termination.

19.11 The provisions of Clauses 3, 9, 10, 16, 17, 18, 19, 21 and 23 shall survive the termination of this Agreement under this Clause 19; all other terms and provisions of this Agreement shall cease to have effect and be null and void upon the termination of this Agreement.

                                    CLAUSE 20

                                  SHARE RIGHTS

The provisions regulating the rights and obligations attaching to the Common Stock and the Preferred Stock are set out in the Newco Bye-laws.

                                    CLAUSE 21

                                 CONFIDENTIALITY

21.1 The Parties and/or Newco acknowledge and agree that it may be necessary, from time to time, to disclose to each other confidential and/or proprietary information, including without limitation, inventions, works of authorship, trade secrets, specifications, designs, data, know-how and other information, relating to the Field, the Products, present or future products, the Newco Intellectual Property, the Elan Intellectual Property or the Atrix Intellectual Property, as the case may be, methods, compounds, research projects, work in process, services, sales suppliers, customers, employees and/or business of the disclosing Party, whether in oral, written, graphic or electronic form (collectively "CONFIDENTIAL INFORMATION").

21.2 Save as otherwise specifically provided herein, any Confidential Information revealed by a Party to another Party shall be maintained as confidential and shall be used by the receiving Party exclusively for the purposes of fulfilling the receiving Party's rights and obligations under this Agreement, and for no other purpose. Confidential Information shall not include:

         21.2.1   information that is generally available to the public;

         21.2.2   information that is made public by the disclosing Party;

         21.2.3 information that is independently developed by the receiving Party, as evidenced by such Party's records, without the aid, application or use of the disclosing Party's Confidential Information;

         21.2.4 information that is published or otherwise becomes part of the public domain without any disclosure by the receiving Party, or on the part of the receiving Party's directors, officers, agents, representatives or employees;

         21.2.5 information that becomes available to the receiving Party on a non-confidential basis, whether directly or indirectly, from a source other than the disclosing Party, which source did not acquire this information on a confidential basis; or

         21.2.6 information which was already in the possession of the receiving Party at the time of receiving such information, as evidenced by its records, provided such information was not previously provided to the receiving party from a source which was under an obligation to keep such information confidential; or

         21.2.7 information that is the subject of a written permission to disclose, without restriction or limitation, by the disclosing Party.

21.3 The receiving Party will be entitled to disclose Confidential Information which the receiving Party is required to disclose pursuant to:

         21.3.1 a valid order of a court or other governmental body or any political subdivision thereof or as otherwise required by law, rule or regulation; or; or

         21.3.2   any other requirement of law;

                  provided, however, that if the receiving Party becomes legally required to disclose any Confidential Information, the receiving Party shall give the disclosing Party prompt notice of such fact so that the disclosing Party may obtain a protective order or confidential treatment or other appropriate remedy concerning any such disclosure. The receiving Party shall fully co-operate with the disclosing Party in connection with the disclosing Party's efforts to obtain any such order or other remedy. If any such order or other remedy does not fully preclude disclosure, the receiving Party shall make such disclosure only to the extent that such disclosure is legally required.

21.4 Save as otherwise specifically provided herein, each Party agrees to disclose Confidential Information of another Party only to those employees, representatives and agents requiring knowledge thereof in connection with their duties directly related to the fulfilling of the Party's obligations under this

         Agreement, so long as such persons are under an obligation of confidentiality no less stringent than as set forth herein. Each Party further agrees to inform all such employees, representatives and agents of the terms and provisions of this Agreement and their duties hereunder and to obtain their consent hereto as a condition of receiving Confidential Information. Each Party agrees that it will exercise the same degree of care and protection to preserve the proprietary and confidential nature of the Confidential Information disclosed by a Party, as the receiving Party would exercise to preserve its own Confidential Information. Each Party agrees that it will, upon request of another Party, return all documents and any copies thereof containing Confidential Information belonging to or disclosed by such other Party. Each Party shall promptly notify the other Parties upon discovery of any unauthorized use or disclosure of the other Parties' Confidential Information.

21.5 Any breach of this Clause 21 by any employee, representative or agent of a Party is considered a breach by the Party itself.

21.6 The provisions relating to confidentiality in this Clause 21 shall remain in effect during the Term and for a period of seven years following the termination of this Agreement.

21.7 The Parties agree that the obligations of this Clause 21 are necessary and reasonable in order to protect the Parties' respective businesses, and each Party expressly agrees that monetary damages would be inadequate to compensate a Party for any breach by the other Party of its covenants and agreements set forth herein. Accordingly, the Parties agree and acknowledge that any such violation or threatened violation may cause irreparable injury to a Party and that, in addition to any other remedies that may be available, in law or in equity or otherwise, any Party shall be entitled to seek injunctive relief against the threatened breach of the provisions of this Clause 21, or a continuation of any such breach by the other Party, specific performance and other equitable relief to redress such breach together with its damages and reasonable counsel fees and expenses to enforce its rights hereunder, without the necessity of proving actual or express damages.

                                    CLAUSE 22

                                      COSTS

22.1 Each Stockholder shall bear its own legal and other costs incurred in relation to preparing and concluding this Agreement and the Definitive Documents.

22.2 All other costs, legal fees, registration fees and other expenses relating to the transactions contemplated hereby, including the costs and expenses incurred in relation to the incorporation of Newco, shall be borne by Newco.

                                    CLAUSE 23

                                     GENERAL

23.1     GOOD FAITH:

         Each of the Parties hereto undertakes with the others to do all things reasonably within its power that are necessary or desirable to give effect to the spirit and intent of this Agreement.

23.2     FURTHER ASSURANCE:

         At the request of any of the Parties, the other Party or Parties shall (and shall use reasonable efforts to procure that any other necessary parties shall) execute and perform all such documents, acts and things as may reasonably be required subsequent to the signing of this Agreement for assuring to or vesting in the requesting Party the full benefit of the terms hereof.

23.3     NO REPRESENTATION:

         Each of the Parties hereto hereby acknowledges that in entering into this Agreement it has not relied on any representation or warranty except as expressly set forth herein or in any document referred to herein.

23.4     FORCE MAJEURE:

         Neither Party to this Agreement shall be liable for delay in the performance of any of its obligations hereunder if such delay is caused by or results from causes beyond its reasonable control, including without limitation, acts of God, fires, strikes, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances or intervention of any relevant government authority, provided that the Party whose performance is delayed or prevented shall continue to use good faith diligent efforts to mitigate, avoid or end such delay or failure in performance as soon as practicable.

23.5     RELATIONSHIP OF THE PARTIES:

         Nothing contained in this Agreement is intended or is to be construed to constitute Elan/EIS/EPIL and Atrix as partners, or Elan/EIS/EPIL as an employee or agent of Atrix, or Atrix as an employee or agent of Elan/EIS/EPIL.

         No Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of another Party or to bind another Party to any contract, agreement or undertaking with any third party.

23.6     COUNTERPARTS:

         This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

23.7     NOTICES:

         Any notice to be given under this Agreement shall be sent in writing by registered or recorded delivery post or reputable overnight courier such as Federal Express or telecopied to:

         Elan at:

         Lincoln House
         Lincoln Place
         Dublin 2
         Ireland
         Attention:        Vice President & General Counsel
                           Elan Pharmaceutical Technologies,
                           a division of Elan Corporation, plc
         Telephone:        353-1-709-4000
         Fax:              353-1-709-4124

         and

         Elan International Services, Ltd.
         102 St. James Court
         Flatts, Smiths FL04
         Bermuda
         Attention:        President
         Telephone:        441-292-9169
         Fax:              441-292-2224

         Atrix at:

         Atrix Laboratories, Inc.
         2579 Midpoint Drive
         Fort Collins, CO 80525-4417
         USA
         Attention:        President
         Telephone:        970-482-5868
         Fax:              970-482-9735
         with a copy to:

         Morrison & Foerster LLP
         5200 Republic Plaza
         370 17th Street
         Denver, Colorado 80202-5638
         USA
         Attention:        Warren L. Troupe, Esq.
         Telephone:        303-592-2255
         Facsimile:        303-592-1510

         Newco at:

         Clarendon House,
         2 Church St.,
         Hamilton,
         Bermuda
         Attention:        Secretary
         Telephone:        441 292 9169
         Fax:              441 292 2224

         or to such other address(es) as may from time to time be notified by any Party to the others hereunder.

         Any notice sent by mail shall be deemed to have been delivered within three Business Days after dispatch or delivery to the relevant courier and any notice sent by telecopy shall be deemed to have been delivered upon confirmation of receipt. Notices of change of address shall be effective upon receipt. Notices by telecopy shall also be sent by another method permitted hereunder.

23.8     GOVERNING LAW

23.8.1 This Agreement shall be governed by and construed in accordance with the laws of the State of New York except that the applicable corporate laws of Bermuda shall apply to the issuance of the Shares and to the authority and responsibilities of the Directors.

23.8.2   In the event that a dispute regarding the matters described in Clause
         18.3.1 is not resolved pursuant to the provisions of Clause 18.1, the Parties agree to consider other dispute resolution mechanisms including mediation.

23.8.3 In the event that the Parties fail to agree on a mutually acceptable dispute resolution mechanism under Clause 23.8.2 or in the event that the dispute is not resolved pursuant to any dispute resolution mechanism agreed by the Parties under Clause 23.8.2 within 6 months, the dispute shall be finally settled by the courts of competent jurisdiction. For the purposes of this Agreement the parties submit to the non-exclusive jurisdiction of the courts of the State of New York.

23.9     SEVERABILITY:

         If any provision in this Agreement is agreed by the Parties to be, deemed to be or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto, such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the Parties, it will be deleted, with effect from the date of such agreement or such earlier date as the Parties may agree, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

23.10    AMENDMENTS:

         No amendment, modification or addition hereto shall be effective or binding on any Party unless set forth in writing and executed by a duly authorized representative of all Parties.

23.11    WAIVER:

         No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.

23.12    ASSIGNMENT:

         None of the Parties shall be permitted to assign its rights or obligations hereunder without the prior written consent of the other Parties except as follows:

         23.12.1 Elan, EIS and/or Atrix shall have the right to assign their rights and obligations hereunder to their Affiliates provided, however, that such assignment does not result in adverse tax consequences for any other Parties.

         23.12.2 Elan and EIS shall have the right to assign their rights and obligations hereunder to a special purpose financing or similar entity established by Elan or EIS.

23.13    ASSIGNMENT OF NEWCO INTELLECTUAL PROPERTY:

         Upon one month's prior notice in writing from Elan to Newco and Atrix, Newco shall assign the Newco Intellectual Property from Newco to a wholly-owned subsidiary of Newco to be incorporated in Ireland, which company shall be newly incorporated to facilitate such assignment.

23.14    WHOLE AGREEMENT/NO EFFECT ON OTHER AGREEMENTS:

         This Agreement (including the Schedules attached hereto) and the Definitive Documents set forth all of the agreements and understandings between the Parties with respect to the subject matter hereof, and supersedes and terminates all prior agreements and understandings between the Parties with respect to the subject matter hereof. There are no agreements or understandings with respect to the subject matter hereof, either oral or written, between the Parties other than as set forth in this Agreement and the Definitive Documents.

         In the event of any ambiguity or conflict arising between the terms of this Agreement and those of the Newco Bye-Laws, the terms of this Agreement shall prevail except with respect to the rights and obligations attaching to the Common Stock and the Preferred Stock, where the Newco Bye-Laws shall prevail.

         No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between any of the Parties unless specifically referred to, and solely to the extent provided herein. In the event of a conflict between the provisions of this Agreement and the provisions of the License Agreements, the terms of this Agreement shall prevail unless this Agreement specifically provides otherwise.

23.15    SUCCESSORS:

         This Agreement shall be binding upon and inure to the benefit of the Parties hereto, their successors and permitted assigns.

SCHEDULE 1

ELAN LICENSE AGREEMENT

SCHEDULE 2

ATRIX LICENSE AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day first set forth above.

                                       SIGNED

                                       BY: /s/ KEVIN INSLEY
                                          ---------------------
                                          Kevin Insley
                                          Authorized Signatory on behalf of
                                          ELAN PHARMA INTERNATIONAL LIMITED



                                       SIGNED

                                       BY: /s/ KEVIN INSLEY
                                          ---------------------
                                          Kevin Insley
                                          President and Chief Financial Officer
                                          ELAN INTERNATIONAL SERVICES, LTD.



                                       SIGNED

                                       BY: /s/ DAVID R. BETHUNE
                                          ---------------------
                                          David R. Bethune
                                          Chairman and Chief Executive Officer
                                          ATRIX LABORATORIES, INC.



                                       SIGNED

                                       BY: /s/ DAVID R. BETHUNE
                                          ---------------------
                                          David R. Bethune
                                          for and on behalf of
                                          ATRIX NEWCO, LIMITED



                                       50